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                                                                     EXHIBIT 21

                                SUBSIDIARY LIST
                            AS OF NOVEMBER 19, 1999

                                                  STATE OF                                      OWNERSHIP
           NAME OF SUBSIDIARY                   ORGANIZATION           OWNED BY                 PERCENTAGE
----------------------------------------------------------------------------------------------------------

Diabetes Treatment Centers of America, Inc.          DE         American Healthcorp, Inc.          100%

Arthritis and Osteoporosis Care Center, Inc.         DE         American Healthcorp, Inc.          100%

American Healthcorp of Texas, Inc.                   DE         American Healthcorp, Inc.          100%